EXHIBIT 21
                                  SUBSIDIARIES



      Diversified Human Resources Group, Inc.                     Texas
      DHRG Northeast, Inc.                                        Texas
      DHRG of California, Inc.                                    Texas
      EMSR, Inc.                                                  Texas
      Information Systems Consulting Corp.                        Texas
      Management Alliance Corporation                             Texas
      Management Alliance Group
         of Independent Companies, Inc.                           Texas
      Preferred Funding Corporation                               Texas
      Recruiters Network Group, Inc.                              Texas
      TNI, Inc.                                                   Texas
      Healthcare Resources, Inc.                                  Florida
      Power Industry Personnel, Inc.                              Connecticut
      Power & Electronics Personnel, Inc.                         California
      Power Services, Inc.                                        South Carolina
      Pacific Power Services, Inc.                                Washington
      Western Power Services                                      Washington
      Northeast Power & Electronics                               New York
      Mid-Atlantic Power Services                                 Virginia
      Technical Careers of Pennsylvania                           Pennsylvania
      Western Technical Careers, Inc.                             Arizona


        All of the above listed companies are wholly owned subsidiaries.